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                        SDN BANCORP, INC.

                          COMMON STOCK
                      SUBSCRIPTION AGREEMENT


March 22, 1996


SDN Bancorp, Inc.
135 Saxony Road
Encinitas, California 92023-0926

Attn:  Robert P. Keller, President and Chief Executive Officer

Dear Sirs:

     1. Introduction. SDN Bancorp, Inc., a Delaware corporation and bank holding company ("SDN"), is offering to Dartmouth Capital Group, L.P., a Delaware limited partnership ("DCG" or the "Subscriber"), shares of SDN's Common Stock, par value $0.01 per share (the "Common Stock") (hereinafter, the shares of Common Stock may be referred to as the "Shares").

     SDN has agreed to acquire Liberty National Bank in a transaction (the "Liberty Acquisition") anticipated to be consummated as of on or about March 31, 1996. SDN further intends in the near future to enter into a certain Agreement and Plan of Reorganization with Commerce Security Bank ("CSB") (as hereafter executed, and as may be thereafter amended, the "Reorganization Agreement"), pursuant to which SDN will agree to acquire CSB (the "CSB Acquisition") through a holding company to be formed contemporaneously with such acquisition. DCG desires to commit to purchase Shares on the terms provided hereinafter to fund SDN's acquisition of Liberty and CSB.

     DCG hereby agrees with SDN as follows:

     2. Purchase, Sale, Payment and Delivery of the Shares. The Subscriber hereby irrevocably subscribes for, and commits to purchase from SDN (i) $13,400,100 (the "Liberty Commitment Amount") of Shares at or before the closing of the Liberty Acquisition, and (ii) up to $16.0 million (the "CSB Commitment Amount") of Shares at or before the closing of the CSB Acquisition. The price per share will in both cases be $3.95 (the "Purchase Price"), the book value per share of Common Stock at December 31, 1995.

     3. Notice of Amount to be Funded. The number of Shares to be purchased in connection with the Liberty Acquisition is a fixed amount equal to the Liberty Commitment Amount divided by the Purchase Price. Within a reasonable period prior to the anticipated Closing Date of the CSB Acquisition, SDN will deliver to the Subscriber a written notice (a "CSB Acquisition Funding Notice") indicating the number of Shares to be purchased by the Subscriber


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in connection with the CSB Acquisition (the "CSB Purchase Amount"), up to the
Commitment Amount, and instructing the Subscriber to deliver the payment for the CSB Purchase Amount into an account maintained by SDN or its agent.

     4. Payment. The Subscriber agrees to transfer payment equal to the Liberty Commitment Amount to an account specified by SDN, in immediately available funds, not later than March 27, 1996. SDN shall deliver to the Subscriber or the Subscriber's designee(s), promptly following receipt of the foregoing payment, certificate(s) evidencing the Shares purchased. Not less than three (3) business days after the delivery of any CSB Acquisition Funding Notice (or such longer period as SDN may specify in such CSB Acquisition Funding Notice), the Subscriber shall transfer payment for the CSB Purchase Amount to the account specified in such CSB Acquisition Funding Notice, in immediately available funds. SDN shall deliver to the Subscriber or the Subscriber's designee(s), promptly following receipt of such funds, certificate(s) evidencing the Shares purchased.

     5. Successors. This Agreement shall inure to the benefit of and be binding upon SDN, the Subscriber and their respective successors and permitted assigns. Nothing expressed herein is intended or shall be construed to give any person other than the persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

     6. Termination. This Agreement shall terminate, without action by either party, upon the earliest to occur of the following: (i) the termination of the January 24, 1996 Letter of Intent between SDN and CSB in accordance with it terms; provided, however, that if the Liberty Acquisition has not been consummated as of such time, this Agreement shall not terminate until the next business day following the consummation or earlier abandonment of the Liberty Acquisition; or (ii) the termination of the Reorganization Agreement in accordance with its terms.

     7. APPLICABLE LAW. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THEREOF.


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                                          Very truly yours,

                                          DARTMOUTH CAPITAL GROUP, L.P.


                                          By: Dartmouth Capital Group, Inc.
                                          Its General Partner



                                          By:_________________________________
                                          Name:  Robert P. Keller
                                          Title:   President


This Subscription Agreement is hereby
confirmed and accepted as of the date first above written.

SDN BANCORP, INC.


By:_______________________________________
Name:  Robert P. Keller
Title: President and Chief Executive Officer



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